Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FOURTH QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

Bethesda, MD - December 7, 2023 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced the following financial results as of the quarter ended September 30, 2023, as compared to the applicable prior year periods:

•
Gross Merchandise Volume (GMV) of $315.6 million, up 11%, and Revenue of $80.0 million, up 6%
•
GAAP Net Income of $6.3 million1 and GAAP Diluted Earnings Per Share (EPS) of $0.201
•
Non-GAAP Adjusted EBITDA of $12.8 million, up $0.5 million, and Non-GAAP Adjusted Diluted EPS of $0.26, up 37%
•
Cash balances of $118.2 million2 with zero financial debt

"We concluded our fiscal year with strong fourth quarter results, setting a new annual record for GMV at $1.2 billion and delivering our highest full-year Non-GAAP Adjusted EBITDA performance since 2014. Across our segments, we are continuing to design and deliver flexible service offerings that are relevant to sellers, and continuing to drive buyer engagement and demand for the assets listed on our marketplaces. Looking forward to fiscal year 2024, we have launched our modernized GovDeals marketplace, and are increasingly leveraging our Retail Supply Chain Group's (RSCG) network of warehouses to offer consumer goods for curbside pickup by extending our AllSurplus Deals marketplace to additional locations. Our pipeline remains strong, and we continue to see opportunities to drive growth and long-term shareholder value through expanding our technology-enabled, asset-light services," said Bill Angrick, Liquidity Services CEO.

Recent Business Highlights

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Our GovDeals marketplace announced in August that it completed $4 billion in cumulative auction sales, underscoring its unwavering commitment to sustainable business practices and transparent surplus asset sales.
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Our GovDeals marketplace launched its modernized feature set designed to enhance the buyer experience and simplify the process of discovering assets relevant to their interests and bidding on our platform.
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Our RSCG segment launched a new retail industry benchmarking survey of over 100 leading retail professionals to understand how today's retailers handle their returns management, identify gaps in reverse logistics procedures, and uncover opportunities for improvement. The survey generated insights into how the industry could boost recovery rates, improve sustainability, and reduce overall supply chain costs.
•
Our RSCG segment continued to expand its AllSurplus Deals marketplace locations, leveraging its existing warehouses to offer high-quality consumer goods for curbside pickup in Northeastern Pennsylvania and Indianapolis.
•
Our CAG segment also maintained strong new business pipeline growth in the disposition of large complex engineering projects for energy sector and industrial manufacturing clients around the world.

Fourth Quarter Financial Highlights

GMV for the fiscal fourth quarter of 2023 was $315.6 million, an 11% increase from $283.3 million in the fourth fiscal quarter of 2022.

•
GMV in our GovDeals segment increased 14%, driven by increased availability of vehicles which more than offset the broader market trend of reduced per unit vehicle prices.
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GMV in our RSCG segment increased 18% and set a new quarterly record, driven by new and expanding client programs under both the purchase and consignment models.
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GMV in our CAG segment decreased 4%, as increases in its global biopharma, energy and heavy equipment categories did not fully offset the prior year's large international spot purchase transactions.

Revenue for the fiscal fourth quarter of 2023 was $80.0 million, a 6% increase from $75.2 million in the fourth fiscal quarter of 2022.

•
Revenue in our GovDeals segment increased 13%, consistent with its increase in GMV.
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Revenue in our RSCG segment increased 15%, a rate slightly lower than the segment's GMV increase as large retailers have expanded their use of our sell-in-place consignment solutions that provide for a lower revenue take-rate but require a lower overall costs to serve.
•
Revenue in our CAG segment decreased 27% due to the prior year's large international spot purchase transactions.
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Revenue in our Machinio segment increased 15% with continued increases in subscriptions.

GAAP Net Income was $6.3 million, or $0.20 per share, for the fiscal fourth quarter of 2023, a decrease from $8.3 million1, or $0.25 per share1, for the same quarter last year.

Non-GAAP Adjusted Net Income for the fiscal fourth quarter of 2023 was $8.4 million, or $0.26 per share, an increase from $6.4 million, or $0.19 per share last year.

Non-GAAP Adjusted EBITDA for the fiscal fourth quarter of 2023 was $12.8 million, a $0.5 million increase from $12.3 million in the fiscal fourth quarter of 2022, reflecting increased GMV and revenue results, partially offset by year-over-year increases in sales, marketing, technology and operations expenses to support market share expansion, diversification and longer-term growth.

1 The prior year results included an $4.5 million, or $0.14 per share, non-cash benefit from a reduction in the fair value of the Bid4Assets earn-out liability. For further information, see Note 13, Fair Value Measurement, to our annual report on Form 10-K for the year ended September 30, 2023.

2 Includes $110.3 million of Cash and cash equivalents and $7.9 million of Short-term investments.

Fourth Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 16, Segment Information, to our annual report on Form 10-K for the year ended September 30, 2023. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q4-FY23 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
GovDeals:
GMV	$184,100	$160,894	$726,124	$720,323
Total revenue	$16,054	$14,223	$62,010	$59,352
Segment direct profit	$15,238	$13,496	$58,810	$56,408
Segment direct profit as a percentage of total revenue	94.9%	95.0%	94.8%	95.0%
RSCG:
GMV	$74,661	$63,306	$285,574	$236,236
Total revenue	$49,561	$43,218	$200,218	$166,100
Segment direct profit	$17,505	$16,886	$68,068	$63,704
Segment direct profit as a percentage of total revenue	35.3%	39.0%	34.0%	38.4%
CAG:
GMV	$56,814	$59,139	$191,333	$188,813
Total revenue	$10,681	$14,578	$38,476	$42,575
Segment direct profit	$8,749	$8,044	$32,215	$29,120
Segment direct profit as a percentage of total revenue	81.9%	55.0%	83.7%	68.4%
Machinio:
GMV	—	—	—	—
Total revenue	$3,678	$3,200	$13,821	$12,083
Segment direct profit	$3,499	$3,048	$13,110	$11,471
Segment direct profit as a percentage of total revenue	95.2%	95.2%	94.9%	94.9%
Consolidated:
GMV	$315,575	$283,339	$1,203,031	$1,145,372
Total revenue	$79,957	$75,202	$314,462	$280,050

Fourth Quarter Operational Metrics

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Registered Buyers — At the end of Q4-FY23, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.1 million, representing a 5% increase over the approximately 4.9 million registered buyers at the end of Q4-FY22.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 836,000 in Q4-FY23, an 8% increase from the approximately 775,000 auction participants in Q4-FY22.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 250,000 in Q4-FY23, a 4% increase from the approximately 240,000 completed transactions in Q4-FY22.

Business Outlook

Our expertise in diverse sectors, our strong buyer base across numerous asset categories, and our global reach are continuing to provide advantages as our clients navigate economic change and look to us for valuable solutions.

Our fiscal first quarter 2024 guidance range for GMV is expected to exceed the same quarter last year. This fiscal first quarter GMV guidance range is also consistent with our historical seasonal trends, where our fiscal first quarter results typically decline sequentially compared to the fiscal fourth quarter of the prior year. Consistent with prior year trends, operating expenses increase in the fiscal first quarter while our operating leverage typically improves during the second half of our fiscal year.

For the fiscal first quarter, GovDeals is expecting year-over-year growth that includes improved availability of vehicles for sale while it faced headwinds in that category last year. CAG is also expecting a solid year-over-year improvement in GMV from selected global industrial projects, while revenue is expected to increase at a lower rate than GMV as selected CAG projects are being conducted with partner organizations this year. The RSCG segment is currently receiving a higher volume of lower-value products than last year, while the broader consumer demand for retail goods has softened. This current dynamic in our RSCG segment is reflected in our profit guidance ranges for this fiscal first quarter of 2024.

We currently anticipate our consolidated revenue as a percentage of GMV to remain in the mid twenty percent range, reflecting our anticipated mix of business and marketplace asset categories. We expect our segment direct profits as a percentage of total revenues to be in a range similar to the same quarter last year. We anticipate continued investment in our sales and technology initiatives in support of our marketplace enhancements, market share gains and long-term growth.

For Q1-FY24 our guidance is as follows:

GMV - We expect GMV to range from $295 million to $325 million.

GAAP Net Income - We expect GAAP Net Income to range from $1.5 million to $4.0 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.05 to $0.12.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $7.0 million to $10.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.12 to $0.19.

Our Business Outlook includes forward-looking statements which reflect these trends and assumptions for Q1-FY24 as compared to the prior year's period:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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a longer-term trend of continued mix shift to the consignment model, which may lower revenue as a percent of GMV but can improve segment direct profit as a percentage of revenue;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue, including variability from broader changes in consumer sentiment and demand, retailers increasing product flows to us on an episodic basis to solve capacity constraints at retailer warehouse or distribution centers and retailers decreasing product flows as they solve capacity constraints and return more product to store shelves or fulfillment centers;
•
as growth in the foreclosed real estate category within the GovDeals segment occurs, take rates as a percentage of GMV are expected to become lower without significantly affecting segment direct profit as a percentage of revenue. GMV from real estate transactions can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events, the value of properties to be included in the auction event, and the value of the properties that may be withdrawn due to the property holder curing their delinquency or taking other legal actions to delay the sale of their property;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;

Potential Impacts to Operating Expenses

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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;

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spending in business development activities to capture market opportunities, targeting efficient payback periods;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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our Q1-FY24 effective tax rate (ETR) is expected to range from approximately 28% to 34% and our full fiscal year FY24 ETR is expected to range from 26% to 32%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We are expecting an increase in cash paid for income taxes in FY24 as our remaining net operating loss carryforward position is used; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.0 million. As of September 30, 2023, we have $17.0 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other (income) expense, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Net income	$6,279	$8,345	$20,978	$40,324
Interest and other (income) expense, net(1)	(1,161)	(88)	(2,859)	126
Provision for income taxes	2,774	3,075	8,039	7,329
Depreciation and amortization	2,821	2,776	11,255	10,322
Non-GAAP EBITDA	$10,713	$14,108	$37,412	$58,101
Stock compensation expense	1,975	2,325	8,191	8,482
Acquisition costs and impairment of goodwill and long-lived and other non-current assets(2)	69	179	252	473
Business realignment expenses(2,3)	—	191	—	191
Fair value adjustments to acquisition earn-outs	—	(4,500)	—	(24,500)
Non-GAAP Adjusted EBITDA	$12,757	$12,303	$45,855	$42,747

1 Interest and other (income) expense, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating expenses, net on the Consolidated Statements of Operations.

3 Business realignment expenses include the amounts accounted for as exit costs under ASC 420, and the related impacts of business realignment actions subject to other accounting guidance.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. For Q4-FY23, the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 28% compared to 32% used for the Q4-FY22 results. These tax rates exclude the impacts of the fair value adjustments to acquisition earn-out liabilities. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Net income	$6,279	$8,345	$20,978	$40,324
Stock compensation expense	1,975	2,325	8,191	8,482
Intangible asset amortization	846	1,005	3,791	3,740
Acquisition costs and impairment of long-lived and other non-current assets*	69	179	252	473
Business realignment expenses	—	191	—	191
Fair value adjustment of acquisition earn-outs	—	(4,500)	—	(24,500)
Income tax impact on the adjustment items	(801)	(1,173)	(3,389)	(4,085)
Non-GAAP Adjusted net income	$8,368	$6,372	$29,823	$24,625
Non-GAAP Adjusted basic earnings per common share	$0.27	$0.20	$0.96	$0.76
Non-GAAP Adjusted diluted earnings per common share	$0.26	$0.19	$0.93	$0.73
Basic weighted average shares outstanding	30,576,142	31,731,111	31,075,648	32,292,978
Diluted weighted average shares outstanding	31,749,902	33,072,803	32,074,561	33,719,424

* Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating expenses, net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until December 7, 2024 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: changes in political, business and economic conditions; the duration and impact of shortages in supply of used vehicles; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the Company’s operations; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	September 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$110,281	$96,122
Short-term investments	7,891	1,819
Accounts receivable, net of allowance for doubtful accounts of $1,424 and $449	7,848	11,792
Inventory, net	11,116	11,679
Prepaid taxes and tax refund receivable	1,783	1,631
Prepaid expenses and other current assets	7,349	6,551
Total current assets	146,268	129,594
Property and equipment, net	17,156	19,094
Operating lease assets	9,888	13,207
Intangible assets, net	12,457	16,234
Goodwill	89,388	88,910
Deferred tax assets	7,050	13,628
Other assets	6,762	7,437
Total assets	$288,970	$288,104
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$39,115	$41,982
Accrued expenses and other current liabilities	23,809	23,304
Current portion of operating lease liabilities	4,101	4,540
Deferred revenue	4,701	4,439
Payables to sellers	48,992	49,238
Total current liabilities	120,718	123,503
Operating lease liabilities	6,581	9,687
Other long-term liabilities	137	378
Total liabilities	127,436	133,568
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,142,346 shares issued and outstanding at September 30, 2023; 35,724,057 shares issued and outstanding at September 30, 2022	36	36
Additional paid-in capital	265,945	258,275
Treasury stock, at cost; 5,433,045 shares at September 30, 2023, and 3,813,199 shares at September 30, 2022	(84,031)	(62,554)
Accumulated other comprehensive loss	(10,457)	(10,285)
Accumulated deficit	(9,958)	(30,936)
Total stockholders’ equity	161,533	154,536
Total liabilities and stockholders’ equity	$288,970	$288,104

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Purchase revenues	$43,373	$42,162	$172,089	$151,271
Consignment and other fee revenues	36,584	33,040	142,373	128,779
Total revenue	79,957	75,202	314,462	280,050
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	34,982	33,745	142,322	119,407
Technology and operations	13,655	13,949	57,078	55,522
Sales and marketing	13,731	11,007	49,443	43,224
General and administrative	6,832	6,610	28,074	28,282
Depreciation and amortization	2,821	2,776	11,255	10,322
Fair value adjustment of acquisition earn-outs	—	(4,500)	—	(24,500)
Other operating expenses, net	58	370	186	388
Total costs and expenses	72,079	63,957	288,358	232,645
Income from operations	7,878	11,245	26,105	47,405
Interest and other income, net	(1,175)	(175)	(2,912)	(248)
Income before provision for income taxes	9,053	11,420	29,016	47,653
Provision (benefit) for income taxes	2,774	3,075	8,039	7,329
Net income	$6,279	$8,345	$20,978	$40,324
Basic income per common share	$0.21	$0.26	$0.68	$1.25
Diluted income per common share	$0.20	$0.25	$0.65	$1.20
Basic weighted average shares outstanding	30,576,142	31,731,111	31,075,648	32,292,978
Diluted weighted average shares outstanding	31,749,902	33,072,803	32,074,561	33,719,424

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Year Ended September 30,
	2023	2022
Operating activities
Net income	$20,978	$40,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,255	10,322
Change in fair value of earn-out liability	—	(24,500)
Stock compensation expense	8,191	8,482
Inventory adjustment to net realizable value	1,048	194
Provision for doubtful accounts	1,390	136
Deferred tax expense (benefit)	6,578	6,287
Impairment of long-lived and other non-current assets	—	31
(Gain) loss on disposal of property and equipment	(36)	(14)
Gain on disposal of lease assets	—	(240)
Changes in operating assets and liabilities:
Accounts receivable	2,725	(6,290)
Inventory	(479)	441
Prepaid taxes and tax refund receivable	(152)	82
Prepaid expenses and other assets	(1,166)	(1,805)
Operating lease assets and liabilities	(228)	396
Accounts payable	(2,889)	1,548
Accrued expenses and other current liabilities	277	(2,653)
Deferred revenue	262	(185)
Payables to sellers	(581)	13,000
Other liabilities	(157)	(723)
Net cash provided by operating activities	47,016	44,833
Investing activities
Purchases of property and equipment, including capitalized software	(5,386)	(8,121)
Purchase of short-term investments	(8,037)	(1,820)
Maturities of short-term investments	1,923	—
Cash paid for business acquisition, net of cash acquired	—	(11,164)
Other investing activities, net	68	21
Net cash used in investing activities	(11,432)	(21,084)
Financing activities
Payments of the principal portion of finance lease liabilities	(101)	(99)
Payments of debt issuance costs	—	(91)
Proceeds from exercise of common stock options, net of tax	496	—
Taxes paid associated with net settlement of stock compensation awards	(1,262)	(2,806)
Payment of earn-out liability related to business acquisition	—	(3,500)
Common stock repurchases	(21,198)	(25,447)
Net cash used in financing activities	(22,065)	(31,943)
Effect of exchange rate differences on cash and cash equivalents	640	(2,019)
Net increase (decrease) in cash and cash equivalents	14,159	(10,213)
Cash and cash equivalents at beginning of year	96,122	106,335
Cash and cash equivalents at end of year	$110,281	$96,122
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$1,590	$885
Non-cash: Common stock surrendered in the exercise of stock options	$200	$479